Translation from Norwegian


          APOTHEKERNES LABORATORIUM A.S.


                                                  October 2, 1991


          Dr. med. vet. Knut Moksnes
          Tuengv. 24 Vinderen
          0374 OSLO






          OFFER OF EMPLOYMENT WITH APOTHEKERNES LABORATORIUM A.S.

          With reference to the talks conducted between yourself and Mr. E.
          W. Sissener, CEO/President, I have the pleasure of offering you the post of Vice President Aquatic Animal Health. You will report directly to the CEO/President and the terms of your employment will be as follows:

          1. Date of commencement to be agreed. The company wishes you to take office as soon as possible, with due regard to the termination of your current position. Latest date of commencement: January 1, 1992.

          2. Your annual salary will be NOK 525 000, and will be considered for adjustment in accordance with corporate guidelines.

          3. A company car will be placed at your disposal in accordance with guidelines in effect.

          4. Your telephone subscription and a reasonable number of tariff counts will be covered.

          5. You will be enrolled in A.L.'s pension scheme with Vital, in accordance with regulations currently in effect.
               Information concerning current regulations is herein enclosed.

          6. You will be covered by the company's group life insurance with Vital and travel insurance with Vesta, the premiums of which will be covered by the company. See enclosed information concerning these insurance schemes.

          7. A.L. will cover your annual membership fee in the Norwegian Association of Veterinaries, as well as your annual subscription for a national newspaper.
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          8.   The normal working week at A.L. is 37.5 hours.  Normal
               working hours extend from 08.00 to 16.00, with 1/2 hour lunch-break. Your post does not entitle to overtime pay.

          9. In respect of your appointment, a mutual period of notice of 3 months shall apply, counting from the expiry of the relevant calendar month. Any notice of termination shall be given in writing.

          10. In this appointment, you will be bound by a duty of confidentiality, and we enclose herein a Declaration of Confidentiality, which we request you to return, duly signed.

          11. In all other respects, reference is made to general company regulations, to be found in the enclosed Personnel Manual.

          Should the company decide to terminate the post of Vice President Aquatic Animal Health, you will be offered another post with A.L. at the level of vice president or director, and your salary will be retained. In the alternative, the company may choose to terminate your employment by means of payment of a remuneration which in total corresponds to one annual salary, counting from the date on which notice was given thereof.

          We hope you will find the above-stated terms to your satisfaction, and kindly request you to confirm your appointment by returning the enclosed copy of this letter, duly signed.

          Yours sincerely
          APOTHEKERNES LABORATORIUM A.S.


          Per Westborg (signed)
          Vice President HR



          The above-stated terms are hereby accepted.

          October 2, 1991

          Knut Moksnes (signed)


          Enclosures